UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
LIFEPOINT HOSPITALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 2, 2006, the following letter was sent to the Company’s Stockholders:
YOUR VOTE IS IMPORTANT
PLEASE VOTE THE COMPANY’S WHITE PROXY CARD TODAY
May 2, 2006
Dear Fellow Stockholder:
      You may have recently received proxy materials from Accipiter Life Sciences Fund, L.P. As previously announced, Accipiter’s purported nominees to LifePoint’s Board of Directors were not timely submitted and are not eligible for election. In addition, you should be aware that on April 25, 2006, the Delaware Chancery Court ruled in favor of your company and denied Accipiter’s attempt to delay our meeting. We therefore urge you to disregard any gold proxy card sent to you by Accipiter.
TIME IS SHORT — PLEASE VOTE TODAY
      It is important that your shares be represented at the Annual Meeting of Stockholders to be held on May 8, 2006. Please take a moment to vote by telephone or via the Internet today. In addition, you may sign, date and return today the enclosed WHITE proxy card, which is the card that is being provided to you by the company, in the postage-paid envelope provided.

Sincerely yours,

KENNETH C. DONAHEY
Chairman of the Board,
Chief Executive Officer and President
YOUR VOTE IS IMPORTANT.
PLEASE VOTE THE WHITE PROXY CARD PROMPTLY BY TELEPHONE, VIA THE
INTERNET, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE
PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
IF YOU NEED ASSISTANCE IN THE LAST-MINUTE VOTING OF YOUR SHARES,
PLEASE CALL THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:
INNISFREE M&A INCORPORATED
TOLL-FREE: 888-750-5834
BANKS AND BROKERS CALL COLLECT: 212-750-5833
Important Legal Information
In connection with the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”), the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 7, 2006 and may file additional proxy materials. Stockholders and other interested parties are urged to read the definitive proxy statement, carefully and in its entirety, because it contains important information about the Company and the Annual Meeting. This definitive proxy statement has been sent to the stockholders of the Company. You may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at www.sec.gov. The definitive proxy statement, and other documents may also be obtained for free from the Company by writing to Shareholder Services, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027.